Exhibit 5.1

                       [Letterhead of Davis & Gilbert LLP]

          4800

                                                December 15, 1999

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

            Re:  Cybershop.com, Inc.

Ladies and Gentlemen:

            We have acted as counsel to Cybershop.com, Inc., a Delaware corporation (the "Company") in connection with the registration pursuant to a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 1,452,952 shares of Common Stock of the Company, par value $.001 per share ("Common Stock").

            In connection with this opinion, we have examined originals, or copies certified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, as amended, the minutes and other records of the proceedings of the Board of Directors and of the stockholders of the Company, and such other documents, corporate and public records, agreements, and certificates of officers of the Company and of public and other officials, and we have considered such questions of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

            Based on and subject to the foregoing, we hereby advise you that, in our opinion, the shares of Common Stock to be sold pursuant to the prospectus included in Registration Statement have been duly authorized and have been, and with respect to the shares of Common Stock to be exercised upon exercise of the warrants ("Warrant Shares") which shares are included in the prospectus, will be validly issued, and are, and with respect to the Warrant Shares, following receipt of the purchase price therefor will be, fully-paid and nonassessable.

            We hereby consent to the use and filing of this opinion in connection with the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and in the related Prospectus.

                                              Very truly yours,


                                              /s/ Davis & Gilbert LLP

                                              Davis & Gilbert LLP